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                                                                       EXHIBIT 1


                          AGREEMENT AND PLAN OF MERGER



     AGREEMENT AND PLAN OF MERGER, dated as of March 17, 1997, by and among HERITAGE MEDIA CORPORATION, a Delaware corporation (the "Company"), THE NEWS CORPORATION LIMITED (ACN 007 910 330), a South Australia corporation ("News Corp."), and HMC ACQUISITION CORP., a Delaware corporation and a wholly-owned direct subsidiary of News Corp. ("Merger Sub").

                                    RECITALS

     WHEREAS, it is the intention of the parties that the Company merge with and into Merger Sub (the "Merger"), with the Merger Sub surviving as a wholly-owned direct subsidiary of News Corp.;

     WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and any successor statute (the "Code");

     WHEREAS, as a condition to the willingness of News Corp. and Merger Sub to enter into this Agreement, the Company has agreed to enter into an agreement providing for the transfer of title of all outstanding shares of HMI Broadcasting Corp., an indirect wholly-owned subsidiary of the Company ("HMI"), to a trust for the sole benefit of the Company; and

     WHEREAS, the Boards of Directors of News Corp., Merger Sub and the Company have determined that the transactions contemplated by this Agreement (the "Transactions"), including, without limitation, the Merger, are advisable and in the best interest of their respective corporations and stockholders and have approved this Agreement;

     NOW, THEREFORE, in consideration of the mutual representations, warranties and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
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                                   ARTICLE I

                                  THE MERGER

          Section 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.2), in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), the Company shall be merged with and into Merger Sub in accordance with this Agreement and the separate existence of the Company shall cease. Merger Sub shall be the surviving corporation in the Merger (hereinafter sometimes referred to as the "Surviving Corporation").

          Section 1.2 Effective Time of the Merger. Upon the terms and subject to the conditions hereof, a certificate of merger (the "Certificate of Merger") shall be duly prepared, executed and acknowledged by the Surviving Corporation and thereafter delivered to the Secretary of State of the State of Delaware, for filing, on the Closing Date (as defined in Section 1.3). The Merger shall become effective as of the date and at such time as the Certificate of Merger pursuant to Section 251 of the DGCL and any other documents necessary to effect the Merger in accordance with the DGCL are duly filed (the "Merger Filing") with the Secretary of State of the State of Delaware or at such subsequent date or time as shall be agreed by the Company and News Corp. and specified in the Certificate of Merger (the time the Merger becomes effective pursuant to the DGCL being referred to herein as the "Effective Time").

          Section 1.3 Closing. Subject to the satisfaction or waiver of all of the conditions to closing contained in Article VII hereof, the closing of the Merger (the "Closing") will take place at 10:00 a.m., New York City time, on a date to be specified by the parties, which shall be no later than the fifth Business Day (as defined below) after the satisfaction or waiver of the conditions to Closing contained in Article VII hereof, at the offices of Squadron, Ellenoff, Plesent & Sheinfeld, LLP, 551 Fifth Avenue, New York, New York 10176, unless another date or place is agreed to in writing by the parties hereto. The date and time at which the Closing occurs is referred to herein as the "Closing Date." "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York City are not required to be open.

          Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

          Section 1.5  Certificate of Incorporation and By-Laws.

          (a) The Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with the terms thereof and with applicable law.

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          (b) The By-Laws of Merger Sub in effect at the Effective Time shall be the By-Laws of the Surviving Corporation until amended in accordance with the terms thereof and with applicable law.

          Section 1.6 Directors. The directors of Merger Sub at the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office from the Effective Time in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation and until his or her successor is duly elected and qualified.

          Section 1.7 Officers. The officers of Merger Sub at the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office from the Effective Time in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation and until his or her successor is duly appointed and qualified.

                                   ARTICLE II

                              CONVERSION OF SHARES

          Section 2.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any outstanding shares of capital stock of the Company or of the holder of any shares of capital stock of Merger Sub:

          (a) Exchange Ratio for Company Common Stock. Subject to Section
              ---------------------------------------
2.2(e), each issued and outstanding share of Common Stock, par value $.01 per share (the "Company Common Stock"), of the Company shall be converted into the right to receive that number of American Depositary Shares of News Corp. (the "News Corp. Preferred ADRs"), each of which represents four fully paid and nonassessable Preferred Limited Voting Ordinary Shares, par value A$.50 per share, of News Corp. (the "News Corp. Preferred Stock"), equal to the quotient (the "Exchange Ratio") of (x) $20.50 divided by (y) the average of the daily closing price of News Corp. Preferred ADRs on the New York Stock Exchange ("NYSE") Composite Tape on the twenty consecutive trading days ending on the date which is five Business Days prior to the date of the Company Meeting (as defined in Section 6.8 hereof) (the "Effective Date Price"); provided, however, that, if the Effective Time has not occurred within two days after the date of the Company Meeting, the denominator of the Exchange Ratio referred to in the foregoing subclause (y) shall be equal to the average of the daily closing price of the News Corp. Preferred ADRs on the NYSE Composite Tape on the twenty consecutive trading days ending on the date which is five Business Days prior to the Effective Time. All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate that, immediately prior to the Effective Time, represented outstanding shares of Company Common Stock (the "Common Stock Certificates") shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of such Common Stock Certificate, the News Corp. Preferred ADRs to which such holder is entitled pursuant to this Section 2.1(a), as represented by one or more certificates, and any cash in lieu of fractional News Corp. Preferred ADRs to be issued or paid in consideration therefor in accordance with Section 2.2(e) and any dividends or distributions to which such holder is entitled pursuant to
Section 2.2(c), in each case without interest.  All shares of capital

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stock of the Company that are owned by the Company  as treasury stock shall not convert into the right to receive News Corp. Preferred ADRs in accordance with this Section 2.1(a).

          (b) Exchange Ratio for Company Stock Options.
              ----------------------------------------

          (i) At the Effective Time, each outstanding Company Stock Option (as defined in Section 3.2) shall, to the extent provided for in the Company Stock Option Plans (as defined in Section 3.2), vest and be exercisable, if not vested and exercisable at such time, and all Company Stock Options shall be adjusted in accordance with the terms thereof and this Agreement to be exercisable to purchase News Corp. Preferred ADRs, as provided below. Following the Effective Time, each Company Stock Option shall continue to have, and shall be subject to, the same terms and conditions set forth in the Company Stock Option Plans or any other agreement pursuant to which such Company Stock Option was subject immediately prior to the Effective Time, except as set forth in this Section 2.1(b) and except that (A) each such Company Stock Option shall be exercisable for that number of News Corp. Preferred ADRs equal to the product of (1) the aggregate number of shares of Company Common Stock for which such Company Stock Option was exercisable and (2) the Exchange Ratio; provided, however, that no Company Stock Option shall be exercisable for a fractional News Corp. Preferred ADR, and holders of a Company Stock Option exercisable for a fractional News Corp. Preferred ADR shall be entitled to receive, upon exercise thereof, an offset against the aggregate exercise price of the Company Stock Options being exercised therewith, such offset to be determined by multiplying the fraction of a News Corp. Preferred ADR to which a holder of a Company Stock Option would be entitled to receive times the excess of the closing price of the News Corp. Preferred ADRs as reported on the NYSE Composite Tape on the date of exercise over the exercise price of such Company Stock Option, and (B) the exercise price per News Corp. Preferred ADR issuable pursuant to such Company Stock Option shall be equal to the aggregate exercise price of such Company Stock Option at the Effective Time divided by the number of News Corp. Preferred ADRs for which such Company Stock Option shall be exercisable as determined in accordance with the preceding clause (A), rounded up to the next highest cent, if necessary.

          (ii) Prior to the Effective Time, the Company shall make such amendments, if any, to the Company Stock Option Plans as shall be necessary to permit the assumption and adjustment and other terms referred to in this Section 2.1(b) and, if requested by News Corp., to comply with the requirements of the Australian Stock Exchange ("ASX") or Australia law; provided, however, that any such amendments requested by News Corp. shall not affect in any respect the number of News Corp. Preferred ADRs issuable upon exercise of Company Stock Options or the exercise price thereof. As soon as practicable after the Effective Time, the Surviving Corporation shall deliver to the participants in the Company Option Plans notices advising them of the Merger and setting forth the formula for converting shares of Company Common Stock issuable upon the exercise of Company Stock Options into News Corp. Preferred ADRs.

          (iii) At the time that a Company Stock Option is exercised in accordance with the terms hereof, News Corp. shall, pursuant to the terms of the Deposit Agreement (as defined below), (x) deposit with the Custodian (as defined in the Deposit Agreement) the shares of News Corp. Preferred Stock underlying the News Corp. Preferred ADRs to be issued upon such

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exercise and (y) instruct the Depositary (as defined below) to deliver the News
Corp. Preferred ADRs to be issued upon such exercise in accordance with the written instructions of the holder of such Company Stock Option so exercised. For purposes of this Agreement, "Depositary" shall mean Citibank, N.A., as Depositary, pursuant to the Amended and Restated Deposit Agreement, dated as of December 3, 1996, among News Corp., the Depositary and the holders from time to time of News Corp. Preferred ADRs (the "Deposit Agreement").

          (iv) News Corp. shall (i) file a registration statement on Form S-8 (or amend an existing registration statement on Form S-8) to become effective as of the Effective Time with respect to the News Corp. Preferred ADRs subject to Company Stock Options; (ii) maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding; (iii) promptly prepare and submit to the NYSE applications covering the News Corp. Preferred ADRs subject to Company Stock Options and use commercially reasonable efforts to cause such securities to be approved for listing on the NYSE prior to the Effective Time, subject to official notice of issuance; and (iv) within ten days after the Effective Time, prepare and submit to the ASX, pursuant to the Listing Rules of the ASX, applications covering the News Corp. Preferred Stock underlying the News Corp. Preferred ADRs to be issued upon the exercise of Company Stock Options.

     Section 2.2  Exchange of Certificates.

          (a) Exchange Agent; Depositary. News Corp., pursuant to the terms of
              --------------------------
the Deposit Agreement, shall (i) prior to the Effective Time, (A) deposit with the Custodian the shares of News Corp. Preferred Stock underlying the News Corp. Preferred ADRs to be issued in the Merger and (B) instruct the Depositary to deposit the News Corp. Preferred ADRs to be issued in the Merger with News Corp.'s transfer agent for the News Corp. Preferred ADRs or with such other bank or trust company designated by News Corp. with an office or agency in the City of New York, New York (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in the Merger in accordance with this Article II, through the Exchange Agent; and (ii) from time to time as necessary at or after the Effective Time, deposit with the Exchange Agent cash to be paid in lieu of fractional News Corp. Preferred ADRs pursuant to Section 2.2(e) (such certificates representing News Corp. Preferred ADRs, together with any dividends or distributions with respect thereto to which the holders of shares of Company Common Stock may be entitled to pursuant to Section 2.2(c), and cash in lieu of fractional News Corp. Preferred ADRs, being hereinafter referred to as the "Exchange Fund").

          (b) Exchange Procedures. As soon as reasonably practicable after the
              -------------------
Effective Time, News Corp. shall cause the Exchange Agent to mail to each holder of record of Company Common Stock immediately prior to the Effective Time whose shares were converted, pursuant to the Merger, into the right to receive News Corp. Preferred ADRs (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other customary provisions as News Corp., in consultation with the Company, may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for

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certificates representing News Corp. Preferred ADRs which such holder has the right to receive pursuant to the provisions of this Article II. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by News Corp., together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor certificates representing that whole number of News Corp. Preferred ADRs which such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. News Corp. or the Surviving Corporation shall pay any transfer or other similar taxes required by reason of the issuance and receipt by the former stockholders of the Company of the News Corp. Preferred ADRs pursuant to the provisions of this Article II; provided, however, in the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, certificates representing the proper number of News Corp. Preferred ADRs may be issued to a transferee if the Certificate representing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed, at any time after the Effective Time, to represent only the right to receive upon such surrender certificates representing the News Corp. Preferred ADRs and any cash in lieu of fractional News Corp. Preferred ADRs, as contemplated by this Section 2.2 and any dividends or distributions to which a holder may be entitled. No interest will be paid or will accrue on any cash paid or payable in lieu of any fractional News Corp. Preferred ADRs.

          (c) Distributions with Respect to Unexchanged Company Common Stock.
              --------------------------------------------------------------
No dividends or other distributions declared or made after the Effective Time with respect to News Corp. Preferred ADRs with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the News Corp. Preferred ADRs issuable hereunder in respect thereof, and no cash payment in lieu of fractional News Corp. Preferred ADRs shall be paid to any such holder pursuant to Section 2.2(e), until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable Laws (as defined in Section 3.4(a)), following surrender of any such Certificate there shall be paid to the record holder of the certificates representing News Corp. Preferred ADRs issued in exchange therefor, without interest, (i) at the later of (A) the time of such surrender and (B) the day following the Effective Time, the amount of any cash payable in lieu of a fractional News Corp. Preferred ADR to which such holder is entitled pursuant to
Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole News Corp. Preferred ADRs, and (ii) if the payment date for any dividend or distribution payable with respect to such whole News Corp. Preferred ADRs has not occurred prior to the surrender of such Certificate, at the appropriate payment date therefor, the amount of dividends or other distributions with a record date after the Effective Time but prior to the surrender of such Certificate.

          (d) No Further Ownership Rights in Company Common Stock.  All News
              ---------------------------------------------------
Corp. Preferred ADRs issued upon the surrender for exchange of shares of Company Common Stock pursuant to the Merger and in accordance with the terms hereof (including any cash paid pursuant to Section 2.2(c) or 2.2(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date

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prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date hereof and which remain unpaid at the Effective Time, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which are converted pursuant to the Merger and were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged for News Corp. Preferred ADRs, together with any cash in lieu of fractional News Corp. Preferred ADRs and any dividends or distributions with respect to News Corp. Preferred ADRs, as provided in this Article II.

          (e) No Fractional Shares. No certificate or scrip representing
              --------------------
fractional News Corp. Preferred ADRs shall be issued upon the surrender for exchange of Certificates, and such fractional share interests shall not entitle the owner thereof to any rights as a security holder of News Corp. All holders entitled to receive a fractional News Corp. Preferred ADR shall be entitled to receive, in lieu thereof, an amount in cash determined by multiplying (i) the fraction of a News Corp. Preferred ADR to which such holder would otherwise have been entitled times (ii) the Effective Date Price.

          (f) Termination of Exchange Fund. Any portion of the Exchange Fund
              ----------------------------
which remains undistributed to the holders of shares of Company Common Stock on the second anniversary of the Effective Time shall be delivered to News Corp., upon demand, and any holders of shares of Company Common Stock who have not theretofore delivered all of their Certificates in accordance with Section 2.2 shall thereafter look only to News Corp. for payment of their claim for News Corp. Preferred ADRs, any cash in lieu of fractional News Corp. Preferred ADRs and any dividends or distributions with respect to News Corp. Preferred ADRs.

          (g) No Liability. Neither News Corp., the Company nor the Exchange
              ------------
Agent shall be liable to any holder of shares of Company Common Stock or News Corp. Preferred ADRs, as the case may be, for such shares (or dividends or distribution with respect thereto) or cash in lieu of fractional shares delivered to a public official pursuant to any applicable abandoned property, escheat, or similar Law.

          (h) Dissenting Shares. Notwithstanding anything in this Agreement to
              -----------------
the contrary, shares of Company Common Stock (the "Shares") outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Shares in accordance with Section 262 of the DGCL, if such
Section 262 provides for appraisal rights for such Shares in the Merger ("Dissenting Shares"), shall not be converted into a right to receive the Merger consideration, as provided in Section 2, unless such holder fails to perfect or withdraws or otherwise loses his right to appraisal. If, after the Effective Time, such holder fails to perfect or withdraws or loses his right to appraisal, such Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger consideration, without interest thereon. The Company shall give News Corp. prompt notice of any demands received by the Company for appraisal of Shares, and, prior to the Effective Time, News Corp. shall have the right to participate in all negotiations and proceedings

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with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of News Corp., make any payment with respect to, or settle or offer to settle, any such demands.

     Section 2.3  Closing of Transfer Books. From and after the Effective
Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock converted pursuant to the Merger shall thereafter be made. If, after the Effective Time, Certificates representing such shares are presented to News Corp., they shall be canceled and exchanged for News Corp. Preferred ADRs, together with any cash in lieu of fractional News Corp. Preferred ADRs and any dividends or distributions with respect to News Corp. Preferred ADRs, as provided in this Article II.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to News Corp. and Merger Sub that:

     Section 3.1  Organization and Qualifications; Subsidiaries.

          (a) The Company and each Company Subsidiary (as defined below) is a corporation, partnership or other legal entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite power and authority and all governmental permits, approvals and other authorizations necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental permits, approvals and other authorizations would not, individually or in the aggregate, have a material adverse effect on the business, assets, financial or other condition, or results of operations of the Company and the Subsidiaries (as defined below) of the Company (each, a "Company Subsidiary"), taken as a whole (a "Company Material Adverse Effect").

          (b) Attached as Schedule 3.1 is an organizational chart that includes the Company and all Company Subsidiaries. Except as set forth on Schedule 3.1, all outstanding shares of capital stock of each Company Subsidiary are owned
either by the Company or another Company Subsidiary.   For purposes of this
Agreement, a "Subsidiary" of any person means (A) a corporation in which such person, a subsidiary of such person, or such person and one or more subsidiaries of such person, directly or indirectly, at the date of determination, has either
(i) a majority ownership interest or (ii) the power, under ordinary circumstances, to elect, or to direct the election of, a majority of the board of directors of such corporation or (B) a partnership in which such person, a subsidiary of such person, or such person and one or more subsidiaries of such person (i) is, at the date of determination, a general partner of such partnership, or (ii) has a majority ownership interest in such partnership or the right to elect, or to direct the election of, a majority of the governing body of such partnership, or (C) any other person (other than a corporation or a partnership) in which such person, a subsidiary of such person, or such person and one or more subsidiaries of such person has

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either (i) at least a majority ownership interest or (ii) the power to elect, or to direct the election of, a majority of the directors or other governing body of such person.

     Section 3.2 Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, par value $.01 per share, of which 800,000 shares were designated as Series A Junior Participating Preferred Stock ("Series A Stock"). As of the date hereof, (a) 35,728,998 shares of Common Stock were issued and 34,772,342 were issued and outstanding, all of which were validly issued, fully paid and nonassessable; (ii) no shares of Series A Stock were issued and outstanding; (iii) 3,841,504 shares of Company Common Stock were reserved for issuance upon exercise of outstanding stock options (the "Company Stock Options") granted pursuant to the Company's stock option plans (the "Company Stock Option Plans"); (iv) 1,430,000 shares of Common Stock were reserved for issuance upon exercise of options available for grant under the Company Stock Option Plan; (v) 35,728,998 preferred stock purchase rights (the "Purchase Rights") were issued and 34,772,342 Purchase Rights were issued and outstanding, and the rights agreement pursuant to which the Purchase Rights have been issued has been amended to exclude the Merger and the other Transactions as triggering events thereunder; and (vi) 956,656 shares of Company Common Stock were held as treasury shares. All of the Company Stock Options have been duly and validly authorized and issued in compliance with all federal and state securities laws and regulations. Except as set forth above or in Schedule 3.2, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. Except as set forth above or in
Schedule 3.2, there are no options or agreements relating to the issued or unissued capital stock of the Company or any Company Subsidiary, or obligating the Company or any Company Subsidiary to issue, transfer, grant or sell any shares of capital stock of, or other equity interests in, or securities convertible into or exchangeable for any capital stock or other equity interests in, the Company or any Company Subsidiary. Except for required repurchases of options or stock upon termination of employment to the extent required by agreements in effect on the date hereof, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any other shares of capital stock of the Company or any Company Subsidiary.

     Section 3.3 Authority Relative to This Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to adoption of this Agreement by a majority of the issued and outstanding shares of Company Common Stock (the "Company Stockholder Approval"), to consummate the Transactions. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions other than Company Stockholder Approval. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by News Corp. and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject

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and except that rights to indemnity hereunder may be subject to federal or state securities laws or the policies underlying such laws.

     Section 3.4  No Conflict; Required Filings and Consents; Certain
Contracts.

          (a) Except as set forth in Schedule 3.4 and subject to obtaining Company Stockholder Approval, the execution and delivery of this Agreement by the Company do not, and the performance of its obligations under this Agreement and the consummation of the Transactions by the Company will not, (i) conflict with or violate the certificate of incorporation or by-laws or equivalent organizational documents of the Company or any Company Subsidiary, (ii) subject to the making of the filings and obtaining the approvals identified in Section 3.4(b), conflict with or violate any law, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, except in such instances which would not have a Company Material Adverse Effect; or (iii) subject to the making of the filings and obtaining the approvals identified in Section 3.4(b), conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss (by the Company, any such Company Subsidiary or the Surviving Corporation) or modification in a manner materially adverse to the Company and the Company Subsidiaries of any material right or benefit under, or give to others any right of termination, amendment, acceleration, repurchase or repayment, increased payments or cancellation of, or result in the creation of any security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever (collectively, "Liens") on any property or asset of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation (collectively, "Contracts"), to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any property or asset of the Company or any Company Subsidiary is bound or affected, except in such instances which would not result in a Company Material Adverse Effect.

          (b) The execution and delivery of this Agreement by the Company do not, and the performance of its obligations under this Agreement and the consummation of the Transactions by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, state or local governmental or regulatory agency, authority, commission or instrumentality, whether domestic or foreign (each a "Governmental Entity"), except for (A) applicable requirements of the Exchange Act, the Securities Act of 1933, as amended (the "Securities Act"), and state securities or "blue sky" laws (the "Blue Sky Laws"), (B) the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), (C) approval of the transactions contemplated by the Transfer Agreement (as defined in Section 6.2(b) hereof) by the Federal Communications Commission (the "FCC") under the Communications Act of 1934, as amended (the "Communications Act"), and the rules and regulations of the FCC promulgated thereunder (the "FCC Rules"), (D) the Merger Filing and (E) such instances in which the failure to obtain such consents, approvals, authorizations or permits or to make such filings or provide such notice will not have a material adverse effect on the business, assets, financial or other condition, or results of operations of the Company or any of the Company's broadcasting, Actmedia or DIMAC business units (a "Business Unit Material Adverse Effect").

          (c) Except as set forth in Section 3.4(b) or in Schedule 3.4(c), there are no consents, authorizations or other approvals from any Person (including, without limitation, any Person that has entered into any contract, agreement, arrangement or understanding with the Company) required to permit the consummation of the Transactions, except for such instances in which the failure to obtain such consent, authorization or other approval will not result in a Business Unit Material Adverse Effect.

     Section 3.5 SEC Reports and Financial Statements. Each form, report, schedule, registration statement and definitive proxy statement filed by the Company with the Securities and Exchange Commission (the "SEC") since December 31, 1994 and prior to the date hereof, including, without limitation, the Company's Annual Report on Form 10-K for the year ended December 31, 1996 (as such documents have been amended prior to the date hereof, collectively, the "Company SEC Reports"), as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder. None of the Company SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified or superseded by subsequent filings prior to the date hereof. The consolidated financial statements of the Company and the Company Subsidiaries included in such reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited interim financial statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, year-end audit adjustments) the consolidated financial position of the Company and the Company Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Except as set forth in Schedule 3.5, since December 31, 1996, neither the Company nor any of the Company Subsidiaries has incurred any liabilities or obligations (whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due) of any nature, except liabilities, obligations or contingencies (a) which are reflected on the audited balance sheet of the Company and the Company Subsidiaries as at December 31, 1996, (including the notes thereto) (the "Company Balance Sheet"), (b) which (i) were incurred in the ordinary course of business after December 31, 1996 and consistent with past practices, (ii) are disclosed in the Company SEC Reports filed after December 31, 1996 or (iii) would not, individually or in the aggregate, have a Company Material Adverse Effect. Since December 31, 1996, there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of the Company or any Company Subsidiary.

     Section 3.6 Absence of Certain Changes or Events. Except (a) as set forth in Schedule 3.6, (b) as contemplated by this Agreement, (c) as disclosed in any Company SEC Report, since

December 31, 1996, or (d) due to general economic changes after the date hereof or changes in the Company's business after the date hereof attributable solely to action taken by News Corp., (i) the Company and the Company Subsidiaries have conducted their respective businesses in the ordinary course, consistent with past practice, and have not taken any of the actions set forth in Section 5.1 hereof and (ii) there has not occurred or arisen any event that, individually or in the aggregate, has had or, insofar as reasonably can be foreseen, is likely in the future to have, a Company Material Adverse Effect other than events or developments generally affecting the industry in which the Company and the Company Subsidiaries operate.

     Section 3.7 Properties. Schedule 3.7 lists and describes briefly (i) all real property that the Company and the Company Subsidiaries own and (ii) all real property leased to the Company or any of the Company Subsidiaries, the location, the rent and the expiration dates, if any, under such leases. The Company has good and marketable title to, or a valid leasehold or license interest in, all tangible properties and assets (real, personal and mixed) reflected on the Company Balance Sheet or acquired after the date thereof (except for properties and assets sold or otherwise disposed of in the ordinary course of business since the date of the Company Balance Sheet) necessary for the present or proposed conduct of its business, free and clear of any and all Liens, subject only to (i) statutory Liens arising or incurred in the ordinary course of business with respect to which the underlying obligations are not delinquent, (ii) Liens reflected on the Company Balance Sheet or notes thereto,
(iii) Liens for taxes, assessments or other governmental charges or levies which are not yet due and payable or which are being contested in good faith in appropriate proceedings and as to which adequate reserves have been set aside, and (iv) Liens which are not substantial in character, amount, or extent, and which do not materially detract from the value, or interfere with the present use, of the property subject thereto or affect thereby. The Company and each Company Subsidiary has a valid leasehold interest under each such lease, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and there is no default under any such lease or, to the Company's Knowledge (as defined in Section 3.17 hereof), by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder, except for defaults that are not likely to result in a Business Unit Material Adverse Effect. The Company has heretofore delivered or agreed to make available to News Corp. copies of all of the material written leases and licenses described on Schedule 3.7, together with all amendments thereto. Schedule 3.7 also sets forth those leases or licenses for which third-party consents as a result of the Transactions are required.

     Section 3.8 Intellectual Property. The Company and the Company Subsidiaries own or have valid, binding and enforceable rights to use in North America all material patents, trademarks, trade names, service marks, service names, copyrights, applications therefor and licenses or other rights in respect thereof ("Intellectual Property") used or held for use in connection with the business of the Company or the Company Subsidiaries, without any known conflict with the rights of others, except for such conflicts as do not have a Company Material Adverse Effect. Schedule 3.8 or the Company SEC Reports set forth (i) each material patent or registration which has been issued to the Company or any of the Company Subsidiaries with respect to any of their Intellectual Property,
(ii) each material pending patent application or application for registration which the Company or any of the Company Subsidiaries has made with respect to any of their Intellectual Property, (iii) each material license, agreement or other permission which the Company or any of the Company Subsidiaries has granted to any third party with respect to any of its Intellectual Property and (iv) each material item of Intellectual Property that any third party owns and that the Company or any of the Company Subsidiaries uses pursuant to license, sublicense, agreement or permission. Neither the Company nor any of the Company Subsidiaries has received any notice from any other person pertaining to or challenging the right of the Company or any of the Company subsidiaries to use any material Intellectual Property or any material trade secrets, proprietary information, inventions, know-how, processes and procedures owned or used or licensed to the Company or the Company Subsidiaries.

     Section 3.9 Material Contracts. The Company has furnished or agreed to make available to News Corp. accurate and complete copies of the Material Contracts (as defined below) of the Company and the Company Subsidiaries, all of which are listed on Schedule 3.9. There is not under any of the Material Contracts any existing breach, default or event of default by the Company or any of the Company Subsidiaries, nor event that with notice or lapse of time or both would constitute a breach, default or event of default by the Company or any of the Company Subsidiaries other than breaches, defaults or events of default which would not have a Business Unit Material Adverse Effect; nor does the Company have Knowledge of, and the Company has not received notice of, or made a claim with respect to, any breach or default by any other party thereto. As used herein, the term "Material Contracts" shall mean (i) all contracts and agreements filed, or required to be filed, as exhibits to the Company's Annual Report on Form 10-K for the year ended December 31, 1996; (ii) all contracts and agreements entered into since December 31, 1996 which would be required to be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ending March 31, 1997 or to any Current Report on Form 8-K; (iii) any debt instrument, including, without limitation, any loan agreement, promissory note, security agreement or other evidence of indebtedness, where the Company or any Company Subsidiary is a lender or borrower; (iv) any contract or commitment restricting the Company or any Company Subsidiary from engagement in any line of business; (v) any in-store agreement with a retailer; (vi) any agreement with a manufacturer with a term in excess of twelve months; (vii) any material joint venture agreement; (viii) any agreement providing for contingent consideration; and (ix) any agreement, option, commitment or rights with, to or in any third party to acquire or to sell a material business division or unit after the date hereof.

     Section 3.10 Insurance. Schedule 3.10 contains a description of all policies or binders of insurance held by or on behalf of the Company or any Company Subsidiary or insuring any of its employees, properties or assets (specifying the insurer, the amount of the coverage, the type of insurance, the risks insured, the expiration date, the policy number, the premium and any agent or broker). All such policies are in full force and effect and neither the Company nor any Company Subsidiary is in default of any provision thereof, except in such instances which would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

     Section 3.11 Litigation. Except as set forth in Schedule 3.11, as of the date hereof: (i) there are no actions, suits, arbitrations, legal or administrative proceedings or investigations ("Legal Proceedings") pending or, to the Company's Knowledge, threatened against the Company or any of the Company Subsidiaries; and (ii) neither the Company's nor the Company Subsidiaries' assets, properties or business are subject to any judgment, writ, injunction or decree of any court, governmental agency or arbitration tribunal.

     Section 3.12 Compliance with Laws. The Company and each Company Subsidiary are in material compliance with all federal, state local or foreign law (including common law), statute, code, ordinance, rule regulation or other requirement applicable to the Company and its Subsidiaries or to the conduct of the business or operations of the Company and its Subsidiaries or the use of their respective properties (including any leased properties) and assets, except in such instances which would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect. The Company and each Company Subsidiary has all material governmental permits and approvals from state, federal or local authorities which are required for the Company to operate its business, except in such instances which would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

     Section 3.13  Tax Matters.

          (a) For purposes of this Agreement, the following terms shall have the following meanings:

          (i) "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative, or add-on minimum, estimated or other tax of any kind whatsoever, however denominated, including any interest, penalty, or addition thereto, whether disputed or not.

          (ii) "Tax Return" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          (b) Except as set forth in the Company Balance Sheet (including the notes thereto): Each of the Company and the Company Subsidiaries has filed all Tax Returns required to be filed by it or requests for extensions to file such Tax Returns have been timely filed, granted and have not expired, except to the extent that such failures to file or to have extensions granted that remain in effect individually or in the aggregate would not have a Company Material Adverse Effect. All Tax Returns filed by the Company and each Company Subsidiary are complete and accurate except to the extent that such failure to be complete and accurate would not have a Company Material Adverse Effect. The Company and each Company Subsidiary have paid (or the Company has paid on the Subsidiary's behalf) all Taxes shown as due on such Tax Returns, and the Company Balance Sheet reflects an adequate reserve, in accordance with generally accepted accounting principles, consistently applied, for all Taxes payable by the Company and the Company Subsidiaries for all taxable periods and portions thereof accrued through the date of the Company Balance Sheet.

          (c) Except as set forth in the Company Balance Sheet (including the notes thereto), no deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any Company Subsidiary that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have a Company Material Adverse Effect, and no requests for waivers of the time to assess any such Taxes have been granted or are pending.

          (d) The Company and each Company Subsidiary have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, except for such Taxes that individually or in the aggregate would not have a Company Material Adverse Effect, and complied with all information reporting and backup withholding requirements, except to the extent that failure to comply with such requirements would not have a Company Material Adverse Effect.

          (e) Schedule 3.13(e) lists all federal, state, local, and foreign income Tax Returns filed with respect to the Company and each Company Subsidiary for taxable periods ended on or after December 31, 1993, indicates those Tax Returns that have been audited and indicates those Tax Returns that currently are the subject of audit.

          (f) None of the Company or any Company Subsidiary has made any payments or is obligated to make any payments or is a party to any agreement (including this Agreement) that could obligate it to make any payments that will not be deductible under Section 280G of the Code, except to the extent that the nondeductibility of such payment would not have a Company Material Adverse Effect.

          (g) Except as set forth in Schedule 3.13(g), none of the Company or any Company Subsidiary (i) has been a member of any group of entities (other than a group of which the Company is the common parent) filing a consolidated federal income Tax Return or similar combined state, local or foreign Tax Return or (ii) has any liability for the Taxes of any person (other than the Company or any Company Subsidiary) under Treas. Reg. (S) 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise, except for liabilities that individually or in the aggregate would not have a Company Material Adverse Effect.

     Section 3.14  Employee Benefit Plans.

          (a) Each employee benefit plan, as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or the Company Subsidiaries contribute or had contributed to or which the Company or the Company Subsidiaries maintain or have maintained (collectively, the "Employee Plans") complies in all material respects with all applicable requirements of ERISA, the Code and other applicable laws and have been administered in accordance with their terms. Except as set forth on Schedule 3.14, none of the Employee Plans is an employee pension benefit plan or a multiemployer plan, as such terms are defined in ERISA, and other than the Saint Louis Lithographers Pension Fund, none of the Employee Plans are defined benefit plans. None of the Company, any Company Subsidiary or any of their respective directors, officers, employees or agents has, with respect to any Employee

Plan, engaged in any "prohibited transaction," as such term is defined in the Code or ERISA, nor has any Employee Plan engaged in such prohibited transaction which could result in any taxes or penalties or other prohibited transactions, which in the aggregate could have a Company Material Adverse Effect.

          (b) Schedule 3.14 contains a list of (i) all material employee benefit plans, as such term is defined in Section 3(3) of ERISA, (ii) all other material employment, severance or other similar contracts, arrangements or policies and
(iii) each other plan or arrangement (written or oral) providing for insurance coverage (including self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits or for deferred compensation, profit sharing, bonuses, forms of incentive compensation or post-retirement insurance, compensation or benefits which is not an employee benefit plan (as heretofore defined) which the Company has maintained, contributed to, or in connection with which it has or has had any liability, regardless of whether such employee benefit plan, fund or program (x) is or is intended to be covered or qualified under the Code, ERISA or any other applicable law, (y) is or is intended to be funded or unfunded, or (z) covers any current or former employee of or independent contractor to the Company or the Company Subsidiaries ("Benefit Plans").

          (c) There is no action, audit, suit or claim pending or threatened in writing relating to any Benefit Plan, fiduciary of any such Plan or assets of any such Plan, before any court, tribunal or government agency, except for any action, audit, suit or claim which, individually or in the aggregate, would not result in a Company Material Adverse Effect.

          (d) In the case of any policies or binders of insurance that constitute or are otherwise maintained in connection with a Benefit Plan, to the Company's Knowledge (i) such policies and binders are valid and enforceable in accordance with their terms in all material respects, and are in full force and effect; (ii) neither the Company nor any Company Subsidiary is in default in any material respect with respect to any material provisions contained in any such policy or binder and has not materially failed to give any notice or present any claim under any such policy or binder in a due and timely fashion; and (iii) neither the Company nor any Company Subsidiary has received any notice of cancellation or non-renewal of any such policy or binder which could have in the aggregate a Company Material Adverse Effect.

     Section 3.15 Employee Matters. Schedule 3.15 sets forth a list, by employee, of the severance obligations of the Company and the Company Subsidiaries. Other than those set forth on Schedule 3.15 and the severance plans for Actmedia, Inc. and DIMAC Corporation, neither the Company nor any of the Company Subsidiaries has any severance obligations (other than immaterial severance obligations). Except as set forth on Schedule 3.15, the Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment, or arrangement with any labor union, and no labor union has requested to the Company or, to the Knowledge of the Company, has sought to represent any of the employees of the Company. There is no strike or other labor dispute involving the Company or any Company Subsidiary pending, or, to the Knowledge of the Company, threatened, which could have an adverse effect on the assets, properties, financial condition, operating results, or business of the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees. Except as set forth on Schedule 3.15, there is no arbitration, grievance or administrative proceeding relating to labor-management relations and/or employee relations that is pending against the Company or any Company Subsidiary or, to the Knowledge of the Company, threatened, which is reasonably likely to result in a Company Material Adverse Effect.

     Section 3.16  Environmental Laws.

          (a) Each of the Company and the Company Subsidiaries (and, to the Company's Knowledge, any of their respective predecessors) has complied with all laws (including rules and regulations thereunder) of federal, state, local and foreign governments (and all agencies thereof) concerning the environment, public health and safety, and employee health and safety, and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice has been filed or commenced against any of them alleging any failure to comply with any such law or regulation, except where the failure to comply would not, in the aggregate, result in a Company Material Adverse Effect.

          (b) The Company and each Company Subsidiary have obtained all permits, licenses and other authorizations which are required with respect to the operation of its business under Federal, state, local and foreign laws relating to (i) public health and safety or worker health and safety ("Health and Safety Laws") or (ii) pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial toxic or hazardous substances or wastes (the "Environmental Laws"), except where the failure to obtain such permits, licenses or authorizations would not in the aggregate result in a Company Material Adverse Effect.

          (c) Neither the Company nor any Company Subsidiary has received any notice that it is not in compliance with any other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or the Health and Safety Laws or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

          (d) There is no civil, criminal or administrative action, suit, demand, claim, hearing notice or demand letter pending against the Company or any Company Subsidiary relating in any way to the Environmental Laws or the Health and Safety Laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except in such instances which would not in the aggregate result in a Business Unit Material Adverse Effect.

     Section 3.17 Knowledge. "Knowledge," as it applies to the Company, shall refer to the actual knowledge which the chief executive officers, the chief operating officers (other than station managers), the general counsel and the chief financial officers of the Company and the Company Subsidiaries have after due inquiry.

     Section 3.18  Registration Statement and Proxy Statement/Prospectus.
The information supplied or to be supplied by the Company, any Company Subsidiary or their respective Representatives (as defined in Section 6.3) for inclusion in (a) the Registration Statement (as defined in Section 6.9) will not, either at the time the Registration Statement is filed with the SEC, at the time any amendment thereof or supplement thereto is filed with the SEC, at the time it becomes effective under the Securities Act or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the Proxy Statement/Prospectus (as defined in Section 6.9), including any amendments and supplements thereto, will not, either at the date mailed to the Company's stockholders or at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Proxy Statement/Prospectus, as to information supplied by the Company, any Company Subsidiary or their respective Representatives, will comply in all material respects with all applicable provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

     Section 3.19 Opinion of Financial Advisor. The Company's Board of Directors received the written opinion of Donaldson, Lufkin & Jenrette Securities Corporation, dated March 16, 1997 (a copy of which has heretofore been delivered to News Corp.), to the effect that, as of such date, the Exchange Ratio is fair to the stockholders of the Company.

     Section 3.20 Brokers. No broker, finder or investment banker (other than Donaldson, Lufkin & Jenrette Securities Corporation) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF NEWS CORP.

     News Corp. hereby represents and warrants to the Company that:

     Section 4.1   Organization and Qualifications; Subsidiaries.  Each of
News Corp. and Merger Sub is a corporation, partnership or other legal entity duly incorporated or organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite power and authority and all governmental permits, approvals and other authorizations necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or, if applicable, in good standing or to have such power, authority and governmental permits, approvals and other authorizations would not, individually or in the aggregate, have a material adverse effect on the business, assets, financial or other condition, or results of operations of News Corp. and the Subsidiaries of News Corp., taken as a whole (a "News Corp. Material Adverse Effect").

     Section 4.2 Validity of News Corp. Preferred Stock and News Corp. Preferred ADRs. The News Corp. Preferred ADRs to be issued in the Merger will be issued by the Depositary under the terms of the Deposit Agreement. All of the shares of News Corp. Preferred Stock underlying the News Corp. Preferred ADRs to be issued in the Merger, when deposited with the Custodian in accordance with
Section 2.2(a) and the terms of the Deposit Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Liens. Upon the due issuance by the Depositary of News Corp. Preferred ADRs evidencing News Corp. Preferred Stock against the deposit of the News Corp. Preferred Stock in accordance with the terms of the Deposit Agreement, the News Corp. Preferred ADRs to be issued in the Merger will be duly and validly issued and persons in whose names the News Corp. Preferred ADRs are registered will be entitled to the rights of registered holders of News Corp. Preferred ADRs specified therein and in the Deposit Agreement, and the News Corp. Preferred ADRs will conform in all material respects to the description of the News Corp. Preferred ADRs contained in the Proxy Statement/Prospectus. The Deposit Agreement has been duly and validly authorized by all necessary corporate action of News Corp., has been duly and validly executed and delivered by News Corp., and, assuming the due authorization, execution and delivery thereof by the Depositary, constitutes the legal, valid and binding obligation of News Corp., enforceable against News Corp. in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

     Section 4.3  Authority Relative to This Agreement.

          (a) Each of News Corp. and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions.

          (b) The execution and delivery of this Agreement by News Corp. and Merger Sub and the consummation by News Corp. and Merger Sub of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of News Corp. or Merger Sub are necessary to authorize this Agreement or to consummate the Transactions (other than the Merger Filing). This Agreement has been duly and validly executed and delivered by News Corp. and Merger Sub and, assuming the due authorization, execution and delivery thereof by the Company, constitutes the legal, valid and binding obligation of each of News Corp. and Merger Sub, enforceable against News Corp. and Merger Sub in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject and except that rights to indemnity hereunder may be subject to federal or state securities laws or the policies underlying such laws.

     Section 4.4  No Conflict; Required Filings and Consents.

          (a) The execution and delivery of this Agreement by News Corp. and Merger Sub do not, and the performance of their respective obligations under this Agreement and the consummation of the Transactions by News Corp. and Merger Sub will not, (i) conflict with or violate the articles of incorporation or by-laws or equivalent organizational documents of News Corp. or Merger Sub, (ii) subject to making the filings and obtaining the approvals identified in Section 4.4(b), conflict with or violate any Law applicable to News Corp. or Merger Sub or by which any property or asset of News Corp. or Merger Sub is bound or affected, except in such instances which would not result in a News Corp. Material Adverse Effect, or (iii) subject to making the filings and obtaining the approvals identified in Section 4.4(b), conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss (by News Corp. or Merger Sub) or modification in a manner materially adverse to News Corp. or Merger Sub of a material right or benefit under, or give to others any right of termination, amendment, acceleration, repurchase or repayment, increased payments or cancellation of, or result in the creation of any Liens on any property or asset of News Corp. or Merger Sub pursuant to, any Contract to which News Corp. or Merger Sub is a party or by which News Corp. or Merger Sub or any property or asset of News Corp. or Merger Sub is bound or affected, except in such instances which would not result in a News Corp. Material Adverse Effect.

          (b) Except as set forth in Schedule 4.4(b), the execution and delivery of this Agreement by News Corp. and Merger Sub do not, and the performance of their respective obligations under this Agreement and the consummation of the Transactions by News Corp. and Merger Sub will not, require any consent, approval, waiver, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for (A) applicable requirements, if any, of the Exchange Act, the Securities Act or the Blue Sky Laws, (B) the pre-merger notification requirements of the HSR Act, (C) the approval of the transactions contemplated by the Transfer Agreement by the FCC under the Communications Act and the FCC Rules, (D) the Merger Filing, (E) the filing of listing applications and the filing of an application for quotation with the stock exchanges on which the News Corp. Preferred Stock and the News Corp. Preferred ADRs are listed or quoted and (F) a waiver from the ASX (which will require the approval of the shareholders of News Corp. at the next general meeting of shareholders) with respect to the Listing Rules requiring voting rights for preferred shares at any time that dividends are in arrears (the "ASX Waiver"), and (ii) where the failure to obtain such consents, approvals, waivers, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or delay in any material respect consummation of the Transactions, or otherwise prevent News Corp. or Merger Sub from performing its respective obligations under this Agreement in any material respect, or would not, individually or in the aggregate, have a News Corp. Material Adverse Effect.

     Section 4.5 SEC Reports and Financial Statements. Each form, report, schedule and registration statement filed by News Corp. with the SEC since December 31, 1994 and prior to the date hereof (as such documents have been amended prior to the date hereof, the "News Corp. SEC Reports"), as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder.

None of the News Corp. SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified or superseded by subsequent filings prior to the date hereof. The consolidated financial statements of News Corp. and the News Corp. Subsidiaries included in such reports have been prepared in accordance with Australian generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and give a true and fair view (subject, in the case of the unaudited interim financial statements, to normal, year-end audit adjustments) of the consolidated financial position of News Corp. and the News Corp. Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended, and such financial statements and the reconciliations to United States generally accepted accounting principles comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. Since December 31, 1996, neither News Corp. nor any of the News Corp. Subsidiaries has incurred any liabilities or obligations (whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due) of any nature, except liabilities, obligations or contingencies (a) which are reflected on the unaudited balance sheet of News Corp. and the News Corp. Subsidiaries as at December 31, 1996 (including the notes thereto), or (b) which (i) were incurred in the ordinary course of business after December 31, 1996 and consistent with past practices, (ii) are disclosed in the News Corp. SEC Reports filed after December 31, 1996 or (iii) would not, individually or in the aggregate, have a News Corp. Material Adverse Effect. Since December 31, 1996 there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of News Corp.

     Section 4.6 Absence of Certain Changes or Events. Except as contemplated by this Agreement or as disclosed in any News Corp. SEC Report, since December 31, 1996 (a) News Corp. has conducted its business in the ordinary course, consistent with past practice, and has not taken any of the actions set forth in Section 5.2 hereof, and (b) there has not occurred or arisen any event that, individually or in the aggregate, has had or, insofar as reasonably can be foreseen, is likely in the future to have, a News Corp. Material Adverse Effect, other than events or developments generally affecting the industry in which News Corp. and the News Corp. Subsidiaries operate.

     Section 4.7 Litigation. Except as set forth in Schedule 4.7, there are no Legal Proceedings pending or, to News Corp.'s knowledge, threatened against News Corp. or any of the News Corp. Subsidiaries, which could reasonably be expected to have, individually or in the aggregate, a News Corp. Material Adverse Effect, or to prohibit or materially restrict the consummation of the Transactions, nor is there any judgment, decree, order, injunction, writ or rule of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator outstanding against News Corp. or any News Corp. Subsidiary having, or which, insofar as can be reasonably foreseen, in the future is reasonably likely to have, any such News Corp. Material Adverse Effect.

     Section 4.8 Registration Statement and Proxy Statement/Prospectus. The information supplied or to be supplied by News Corp., any News Corp. Subsidiary or their respective Representatives for inclusion in (a) the Registration Statement will not, either at the time the

Registration Statement is filed with the SEC, at the time any amendment thereof or supplement thereto is filed with the SEC, at the time it becomes effective under the Securities Act or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the Proxy Statement/Prospectus, including any amendments and supplements thereto, will not, either at the date mailed to the Company's stockholders or at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Proxy Statement/Prospectus, as to information supplied by News Corp., any News Corp. Subsidiary or their respective Representatives, will comply as to form in all material respects with all applicable provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and the Registration Statement, other than as to information supplied by the Company, any Company Subsidiary or their respective Representatives, will comply in all material respects with the provisions of the Securities Act and the rules and regulations promulgated thereunder.

     Section 4.9 Financing. News Corp. has adequate funds to, and to the extent required at the Effective Time will, satisfy the obligations of the Company which become due as a result of the consummation of the Merger, including the indebtedness of the Company accelerated as a result thereof and the expenses of the Company incurred in connection with, and payable upon the consummation of, the Merger.

     Section 4.10  Capitalization. The authorized capital stock of News
Corp. consists of 5,000,000,000 shares of A$.50 each, of which, as of January 31, 1997, 1,944,153,391 were designated as Ordinary Shares, par value A$.50 each (the "News Corp. Ordinary Shares"), and were issued and outstanding; 1,510,206,602 were designated as News Corp. Preferred Stock, and were issued and outstanding; 25,000,000 were designated as 6.25% Convertible Preference Shares, par value A$.50 each (the "News Corp. Convertible Stock"), and were issued and outstanding; 3,800,000 were designated as Cumulative Perpetual Preference Shares, par value U.S.$25.00, and were issued and outstanding; 68.8 were designated as 5.147% Subsidiary Preference Shares (represented by 209,708,738 News Corp. Ordinary Shares), and were issued and outstanding; and 10,000,000 were designated as 8-5/8% Guaranteed Perpetual Preference Shares, par value U.S.$25.00, and were issued and outstanding. All of such shares were validly issued, fully paid and nonassessable.

     Section 4.11 Brokers. No broker, finder or investment banker (other than Merrill, Lynch & Co.) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of News Corp. or Merger Sub.

                                 ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGER

     Section 5.1  Conduct of Business of the Company Pending the Merger.
The Company covenants and agrees that, except as expressly permitted or contemplated by this Agreement and except as set forth on Schedule 5.1, until the Effective Time, unless News Corp. shall otherwise agree in writing prior to the taking of any action otherwise prohibited by the terms of this Section 5.1, the Company shall, and shall cause each Company Subsidiary to, conduct its operations and business in the ordinary and usual course of business and consistent with past practice and use reasonable efforts to preserve intact its business organizations' goodwill, keep available the services of its present officers and key employees, and preserve the goodwill and business relationships with suppliers, distributors, customers and others having business relationships with it, unless the Company's failure to do so is solely the result of actions taken by News Corp. after the date hereof. Without limiting the generality of the foregoing, and except as otherwise expressly permitted by this Agreement or as set forth in this Section 5.1 or Schedule 5.1, prior to the Effective Time, without the prior written consent of News Corp., the Company will not, and will cause each Company Subsidiary not to:

          (a) amend or otherwise change its Certificate of Incorporation or By-Laws (other than immaterial By-Law amendments which will not interfere with or delay consummation of the Transactions);

          (b) issue or authorize the issuance of, sell, pledge or otherwise dispose of, grant or otherwise create any additional shares of, or any options to acquire any shares of, its capital stock or any debt or equity securities convertible into or exchangeable for such capital stock, other than (i) any such issuance pursuant to the exercise of outstanding Company Stock Options, or upon the conversion of outstanding convertible securities, in each case in accordance with their respective terms as in effect on the date hereof, or (ii) the issuance of shares of capital stock of a Company Subsidiary to the Company or any wholly-owned Company Subsidiary;

          (c) purchase, redeem or otherwise acquire or retire, or offer to purchase, redeem or otherwise acquire or retire, any shares of its capital stock, other than in transactions between the Company and its wholly-owned Subsidiaries and required repurchases of options or stock upon termination of employment to the extent required by agreements in effect on the date hereof;

          (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except dividends declared and paid by a Company Subsidiary only to the Company or a wholly-owned Company Subsidiary;

          (e) incur or become contingently liable with respect to any Indebtedness or guarantee any such Indebtedness or issue any debt securities. For purposes of this Section 5.1(e), "Indebtedness" shall mean and include (i) indebtedness of the Company or any Company Subsidiary for borrowed money whether short-term or long-term and whether secured or unsecured, (ii) indebtedness of the Company or any Company Subsidiary for the deferred purchase price of services or property, which purchase price (A) is due twelve months or more from the date of incurrence of the obligation in respect thereof or (B) customarily or actually is evidenced by a note or other written instrument (including, without limitation, any such indebtedness which is non-recourse to the credit of the Company or any Company Subsidiary but is secured by the assets of the Company or any Company Subsidiary), (iii) obligations of the Company or any Company Subsidiary under capitalized leases, (iv) obligations arising under acceptance facilities, (v) all obligations of the Company or any Company Subsidiary evidenced by bonds, debentures, notes or other similar instruments, (vi) all obligations of the Company or any Company Subsidiaries upon which interest charges are customarily paid, (vii) all obligations of the Company or any Company Subsidiaries under conditional sale or other title retention agreements relating to property purchased by the Company or any Company Subsidiary (even though the rights and remedies of the seller or lender under such arrangement in the event of default are limited to repossession or sale of such property),
(viii) obligations of the Company to repurchase, redeem, retire, defease or otherwise acquire for value any of its capital stock or any warrants, rights or options to acquire such capital stock (with redeemable preferred stock being valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends), (ix) the unpaid reimbursement obligations in respect of all letters of credit issued for the account of the Company or any Company Subsidiary (other than letters of credit issued by or on behalf of the Company or any Company Subsidiary in connection with a contest or similar promotion of a broadcast television station of such Company Subsidiary), (x) guarantees of Indebtedness of others by the Company or any Company Subsidiary, and (xi) renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any such indebtedness, guarantee or obligation; provided, however, that the accrual of interest on Indebtedness issued with original interest discount shall not be deemed to be an incurrence of Indebtedness;

          (f) merge, consolidate with or consummate any other business combination with any person or acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business entity;

          (g) dispose of a portion of the Company's assets in a transaction outside the ordinary course of business;

          (h) except as may be required by applicable Law or by contracts existing as of the date hereof, or as contemplated by this Agreement, (i) increase the compensation payable or to become payable to its officers or employees, except in the ordinary course of business consistent with past practice and except as set forth in Schedule 5.1; (ii) enter into any agreement with an officer or employee subject to the excise tax imposed by Section 4999 of the Code on excess parachute payments as defined by Section 280G of the Code to "gross up" such employee for any such excise tax; (iii) enter into any employment agreement with any executive officer of the Company or, except in the ordinary course of business consistent with past practice, with any other employee; (iv) grant any severance or termination pay to any director, officer or employee of the Company or any Company Subsidiary, except in the ordinary course of business consistent with past practice or pursuant to existing Company Benefit Plans; (v) enter into any severance agreement with any director, officer or employee except in the ordinary course of business consistent with past practice; or (vi) establish, adopt, enter into, terminate, withdraw from or amend in any material respect or take action to accelerate any rights or benefits under any collective bargaining agreement, any stock option plan, or any employee benefit plan or policy;

          (i) take, or permit any affiliate to take, any other action that is reasonably intended to delay, or adversely impact, the approval by any Governmental Entity of the Transactions;

          (j) mortgage, pledge or subject to any Lien any assets, or acquire any assets or sell, assign, transfer, convey, lese or otherwise dispose of any assets of the Company or any Company Subsidiary, except for assets acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of in the ordinary course of business consistent with past practice;

          (k) discharge or satisfy any Lien, or pay any obligation or liability (fixed or contingent), except in the ordinary course of business consistent with past practice;

          (l) cancel or compromise any debt or claim or amend, cancel, terminate, relinquish, waive or release any contract or right except in the ordinary course of business consistent with past practice;

          (m) settle any Legal Proceedings requiring aggregate settlement payments in excess of $250,000;

          (n) incur payment obligations to any affiliate of the Company (other than a Company Subsidiary); provided, however, that compensation payments in the ordinary course of business to the executives and other officers of the Company and its Subsidiaries shall not be subject to the provisions of this clause (n); or

          (o) authorize any of, or commit or agree to take any of, the foregoing actions.

     Section 5.2  Conduct of Business by News Corp. Pending the Merger.
From the date hereof to the Effective Time, News Corp. will, except as required in connection with the Merger and the other Transactions or consented to in writing by Company:

          (a) neither change nor amend the terms of the News Corp. Preferred ADRs; and

          (b) not bid for or purchase News Corp. Preferred ADR's for the thirty trading days immediately preceding the Effective Time unless such purchases are required to be made pursuant to any employee benefit plan of News Corp.

                                 ARTICLE VI

                              ADDITIONAL COVENANTS

     Section 6.1  Governmental Approvals.

          (a) As promptly as practicable after the execution of this Agreement, News Corp. and the Company shall file notification reports under the HSR Act, shall request early termination of the waiting period under the HSR Act and shall use their best reasonable efforts to obtain clearance or authorization under the HSR Act of the Merger and the other Transactions at the earliest practicable time.

          (b) News Corp. and the Company shall cooperate and use their best reasonable efforts to obtain all required consents, approvals and waivers from governmental agencies and third parties. In the event any claim, action, suit, investigation or other proceeding by any governmental body or other person is commenced which questions the validity or legality of the Merger or any of the other Transactions or seeks damages in connection therewith, the parties agree to cooperate and use all reasonable efforts to defend against such claim, action, suit, investigation or other proceeding and, if an injunction or other order is issued in any action, suit or other proceeding, to use all reasonable efforts to have such injunction or other order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the Merger and the other Transactions.

     Section 6.2  Sale of HMI Broadcasting Corp.

          (a) At the direction and expense of News Corp., at any time following the termination or expiration of any applicable waiting period under the HSR Act, the Company shall, or shall cause HMI and/or its Subsidiaries to, enter into an agreement (the "HMI Sale Agreement") for the sale (the "HMI Sale") to a third party designated by News Corp. of all outstanding shares or assets of HMI and its Subsidiaries, whether through merger, consolidation, sale of stock, sale of assets or otherwise; provided, however, that the HMI Sale Agreement shall (i) not require the Company to close the transactions contemplated thereby prior to the Effective Time, (ii) terminate if this Agreement is terminated and (iii) not contain any provisions which either interfere with the Company's conduct of broadcast operations prior to the Effective Time or, in the opinion of Company's Counsel, violate applicable FCC rules and regulations; and provided, further, that, following the transfer pursuant to the Transfer Agreement (as defined in subsection (b) below), the Trustee (as defined in subsection (b) below) shall, on behalf of the Company, perform the transactions contemplated by the HMI Sale Agreement. The terms and conditions of the HMI Sale Agreement shall be determined by News Corp. in its sole discretion. Following the execution of the HMI Sale Agreement, the Company shall submit an application to the FCC for approval of the HMI Sale Agreement. Upon obtaining FCC approval of the HMI Sale Agreement, the Company or the Trustee, if applicable, shall consummate the HMI Sale Agreement in accordance with its terms or otherwise at the direction of News Corp. The Company hereby represents and warrants to News Corp. that HMI and its Subsidiaries (i) conduct all of the radio and broadcast business of the Company and (ii) own or have the right to use all radio and broadcast licenses used in connection with, related to or necessary for the operation of the business of HMI and its Subsidiaries.

          (b) As soon as practicable following the execution of this Agreement, the Company shall enter into an agreement (the "Transfer Agreement") providing for the transfer of title, at or after the Effective Time, of all outstanding shares of HMI for the benefit of the Company to an independent trustee (the "Trustee"), to be mutually designated by the Company and News Corp. The Transfer Agreement will provide for, among other terms and conditions, the indemnification of the Trustee for losses resulting from any actions taken at the direction of News Corp., other than losses resulting from the willful misconduct or gross negligence of the Trustee. Following the execution of the Transfer Agreement, the Company shall submit an application to the FCC for approval of the Transfer Agreement. On the Closing Date, the Company shall transfer title to the shares of HMI in accordance with the terms of the Transfer Agreement, subject to the terms of the Sale Agreement, if any, then in effect. Following the consummation of the Transfer Agreement, the Trustee shall conduct HMI's business in the ordinary and usual manner, consistent with past practice, and shall use commercially reasonable efforts to maintain the general character of HMI's business, to preserve its business intact, to keep available to HMI the services of its present officers and employees and to retain the benefit of its current broadcasting and radio licenses.

     Section 6.3 Access to Information; Confidentiality. Subject to applicable law, from the date hereof to the Effective Time, the Company shall (and shall cause the Company Subsidiaries and officers, directors, employees, auditors and agents to) afford the officers, employees, auditors and agents (the "Representatives") of News Corp. access at reasonable times to its officers, employees, agents, properties, offices, plants and other facilities, books, records and Tax Returns, and shall furnish such Representatives with all financial, operating and other data and information as may be reasonably requested. All files, records, documents, information, data and similar items relating to the confidential information of the Company and the Company Subsidiaries, whether furnished pursuant to this Section 6.3 or otherwise in connection with the Transactions (other than information which (i) is or becomes generally available to the public other than as a result of a disclosure by the Company or its Representatives, (ii) is or becomes available to News Corp. from a source other than the Company, the Company Subsidiaries or their Representatives; provided, however, that such source is not, and was not, bound by a confidentiality agreement with the Company or any of its affiliates or Representatives, or (iii) is reasonably necessary to be disclosed in connection with any litigation between the parties hereto and/or their respective Representatives with respect to the subject matter hereof), shall be deemed "confidential information" of the Company and shall remain the exclusive property of the Company. Such confidential information has been furnished solely for the purpose of News Corp.'s evaluating and consummating the Merger, and, in the event the Merger is not consummated, News Corp. may not, and shall cause its Representatives to not, otherwise use such information or disclose the same to third parties. If this Agreement is terminated for any reason pursuant to Article VIII hereof, the obligations of News Corp. and its Representatives pursuant to this Section 6.3 shall terminate two years from the date hereof. Further, News Corp. shall, and shall cause its respective Representatives to, promptly deliver all copies of any such confidential information to the Company upon termination of this Agreement, in accordance with Article VIII hereof. Notwithstanding anything in the foregoing to the contrary, News Corp. and its Representatives may use such confidential information in connection with the HMI Sale; provided, however, that News Corp. and its Representatives shall not provide such confidential information to any third party unless such third party agrees to be bound in a writing containing substantially similar terms to those contained in this Section 6.3 (including, without limitation, the obligations of News Corp. and its Representatives with respect to such information).

     Section 6.4 Acquisition Proposals. None of the Company, any Company Subsidiary or any of the respective officers and directors of the Company and the Company Subsidiaries shall, and the Company will use its best efforts to cause its employees, agents and Representatives (including, without limitation, any investment banker, attorney or accountant retained by the Company or any of the Company Subsidiaries) not to, initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to a merger, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets of, or any equity interest in, the Company or any of the Company Subsidiaries (an "Acquisition Proposal") or, except to the extent that, consistent with its fiduciary duties as advised by counsel, the Board of Directors of the Company determines that it is required to do so, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to, an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company will notify News Corp. promptly in writing if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with the Company.

     Section 6.5  Further Action; Reasonable Efforts.

          (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Transactions, including, without limitation, using commercially reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities, make all filings and required submissions with Governmental Entities, including foreign filings and submissions, and obtain all consents and approvals from parties to Contracts with the parties hereto or their respective Subsidiaries as are necessary for the consummation of the Transactions. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable efforts to take all such action.

          (b) Each party to this Agreement and their respective Subsidiaries shall use its commercially reasonable efforts not to take any action, or enter into any transaction, which would result in a breach of any representation, warranty, covenant or agreement made by such party in this Agreement.

     Section 6.6 Public Announcements. Each party to this Agreement and their respective Subsidiaries shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the Transactions and shall not issue any such press release or make any such public statement without the prior consent of the other parties to this Agreement, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other parties to this Agreement, issue such press release or make such public statement as may be required by law or any listing agreement or arrangement to which any such person is a party with a national securities exchange or if it has used all reasonable efforts to consult with the other parties to this Agreement and to obtain such parties' consent but has been unable to do so in a timely manner.

     Section 6.7 Notification of Certain Matters. News Corp. shall give prompt notice to the Company, and the Company shall give prompt notice to News Corp., of (a) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and
(b) any failure of News Corp. or the Company, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.7 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     Section 6.8 Stockholder Meeting. The Company shall call a meeting of its stockholders (the "Company Meeting") to be held as promptly as practicable for the purpose of considering and voting upon this Agreement and the Merger. The Board of Directors of the Company shall, unless otherwise required in accordance with their fiduciary duties to the stockholders of the Company, recommend that the stockholders of the Company approve this Agreement and the Merger.

     Section 6.9  Registration Statement, Proxy Statement/Prospectus.

          (a) As promptly as practicable after the execution of this Agreement,
(i) the Company and News Corp. shall prepare and file with the SEC a proxy statement relating to the Company Meeting to be held in connection with the Transactions (together with any amendments thereof or supplements thereto, the "Proxy Statement/Prospectus") and (ii) News Corp. shall prepare and file with the SEC a registration statement (together with all amendments thereto, the "Registration Statement") in which the Proxy Statement/Prospectus shall be included as a prospectus, in connection with the registration under the Securities Act of the News Corp. Preferred ADRs to be issued pursuant to the Merger. Each of News Corp. and the Company (i) shall cause the Proxy Statement/Prospectus and the Registration Statement to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder, (ii) shall use commercially reasonable efforts to have or cause the Registration Statement to become effective as promptly as practicable, and (iii) shall take all or any action required under any applicable federal or state securities laws in connection with the issuance of News Corp. Preferred ADRs pursuant to the Merger. The Company and News Corp. shall furnish to the other all information concerning the Company and News Corp. as the other may reasonably request in connection with the preparation of the documents referred to herein. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Proxy Statement/Prospectus to its respective stockholders.

          (b) The information supplied by each of the Company and News Corp. for inclusion in the Registration Statement and the Proxy Statement/Prospectus shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, (iii) the time of the Company Meeting, or (iv) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to the Company, any Company Subsidiary, News Corp., any News Corp. Subsidiary, or their respective officers or directors, should be discovered by such party which should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement/Prospectus, such party shall promptly inform the other thereof and take appropriate action in respect thereof.

     Section 6.10 Blue Sky. News Corp. shall use its commercially reasonable efforts to obtain prior to the Effective Time all approvals or permits required to carry out the Transactions under applicable Blue Sky Laws in connection with the issuance of News Corp. Preferred ADRs in the Merger and as contemplated by this Agreement; provided, however, that with respect to such qualifications neither News Corp. nor the Company shall be required to register or qualify as a foreign corporation or to take any action which would subject it to general service of process or taxation in any jurisdiction where any such entity is not now so subject. The Company shall cooperate with News Corp. in the making of all required filings under applicable Blue Sky Laws in connection with the issuance of News Corp. Preferred ADRs in the Merger.

     Section 6.11 NYSE; ASX. News Corp. shall (a) promptly prepare and submit to the NYSE applications covering the News Corp. Preferred ADRs to be issued pursuant to the Transactions, and shall use commercially reasonable efforts to cause such securities to be approved for listing on the NYSE prior to the Effective Time, subject to official notice of issuance, (b) within ten days after the Effective Time, prepare and submit to the ASX, pursuant to the Listing Rules of the ASX, applications covering the News Corp. Preferred Stock underlying the News Corp. Preferred ADRs issued pursuant to the Transactions to cause such securities to be approved for quotation by the ASX., and (c) promptly seek the ASX Waiver or, if the ASX Waiver is not granted, call a special meeting of shareholders to approve the terms of the News Corp. Preferred Stock required by the ASX Listing Rules (the "Shareholder Ratification").

     Section 6.12 Affiliates. At least 10 days prior to the mailing of the Proxy Statement/Prospectus, (a) the Company shall deliver to News Corp. a letter identifying all persons who may be deemed to be affiliates of the Company under Rule 145 of the Securities Act as of the record date for the Company Meeting, including, without limitation, all of its directors and executive officers (the "Rule 145 Affiliates") and (b) the Company shall advise the persons identified in such letter of the resale restrictions imposed by applicable securities laws and shall use commercially reasonable efforts to obtain from each person identified in such letter a written agreement, substantially in the form of Exhibit A hereto.

     Section 6.13  Tax Covenants.

          (a) News Corp., or a qualified subsidiary, within the meaning of Treas. Reg. Section 1.367(a)-3(c)(5)(vii), has been (for the thirty-six months preceding the Effective Time) and will be engaged in the active conduct of a trade or business outside of the United States, within the meaning of Treas. Reg. Section 1.367(a)-3(c)(3)(i)(A) and Temp. Treas. Reg. Sections 1.367(a)- 2T(b)(2) and (3), and News Corp. will satisfy the substantiality test in Treas. Reg. Section 1.367(a)-3(c)(3)(i)(C) as of the Effective Time. As of the Effective Time, News Corp. will not have any intention to substantially dispose of or discontinue such trade or business.

          (b) The Company will, and News Corp. and the Surviving Corporation will cause the Company to, file the statement required by the reporting requirements of Treas. Reg. Section 1.367-3(c)(6) using information that is reasonably available.

          (c) Each of News Corp. and the Company shall use its reasonable best efforts to cause the Merger to qualify as a reorganization under Section 368(a) of the Code and to obtain the opinion of counsel referred to in Section 7.2(e), insofar as such opinion refers to tax matters.

          (d) None of News Corp., the Surviving Corporation, the Company or any of their affiliates shall knowingly take any action, or knowingly cause any action to be taken, which would cause or permit the Merger to fail to qualify as a reorganization under Section 368(a) of the Code.

                                  ARTICLE VII

                            CONDITIONS TO THE MERGER

     Section 7.1   Conditions to Each Party's Obligation to Effect the
Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the following conditions:

          (a) The Company shall have received the Company Stockholder Approval.

          (b) The Effective Time shall have occurred at or before the close of business in New York City on December 31, 1997 (the "Outside Date"); provided, however, that News Corp. shall not have the right to terminate this Agreement if the Effective Time shall not have occurred solely as a result of the failure to obtain the FCC approval for the transactions contemplated by the Transfer Agreement.

          (c) Any applicable waiting period under the HSR Act shall have expired or been terminated.

          (d) No action shall have been taken, and no statute, rule, regulation, executive order, judgment, decree, or injunction (other than a temporary restraining order) shall have been enacted, entered, promulgated or enforced (and not repealed, superseded, lifted or otherwise made inapplicable), by any court of competent jurisdiction or Governmental Entity which restrains, enjoins or otherwise prohibits the consummation of the Transactions (each party agreeing to use its commercially reasonable efforts to avoid the effect of any such statute, rule, regulation or order or to have any such order, judgment, decree or injunction lifted).

          (e) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect.

          (f) The News Corp. Preferred ADRs shall have been approved for listing on the NYSE, subject only to official notice of issuance.

     Section 7.2 Conditions to Obligations of the Company to Effect the Merger. The obligations of the Company to effect the Merger are subject to the satisfaction of the following conditions, unless waived by the Company:

          (a) The representations and warranties of News Corp. contained herein, without regard to any News Corp. Material Adverse Effect qualification, shall be true and accurate, except in those instances where the aggregate amounts represented by all breaches of such representations and warranties are not likely to result, in a News Corp. Material Adverse Effect, at and as of the Effective Time with the same force and effect as though made at and as of the Effective Time (except to the extent a representation or warranty speaks specifically as of an earlier date); provided, however, that if information which would constitute a breach of the representations and warranties of News Corp. made in this Agreement is disclosed in the Proxy Statement and has been brought to the attention of News Corp., and if the Company has consented in writing to such disclosure, then the Company shall be deemed to have waived this condition to the performance of its obligations hereunder.

          (b) News Corp. shall have performed, in all material respects, all obligations and complied, in all material respects, with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time.

          (c) News Corp. shall have delivered to the Company a certificate, dated the Effective Time and signed by any two Directors of News Corp., evidencing compliance with Sections 7.2(a) and (b).

          (d) All necessary regulatory and governmental approvals, consents and waivers (including, without limitation, the approval of the FCC with respect to the transactions contemplated by the Transfer Agreement, the ASX Waiver and, if the ASX Waiver is not granted, the Shareholder Ratification) shall have been obtained.

          (e) The Company shall have received legal opinions of Squadron, Ellenoff, Plesent & Sheinfeld, LLP, and Allen, Allen & Hemsley, counsel to News Corp., in form and substance reasonably acceptable to the Company and its counsel, including, without limitation, opinions that (i) the Merger will qualify as a reorganization under Section 368(a) of the Code and (ii) except in the case of a Company shareholder who is a "five-percent transferee shareholder," as defined in Treas. Reg. Section 1.367-3(c)(5)(ii) with respect to News Corp., and who does not properly file and maintain an agreement to recognize gain under Temp. Treas. Reg. Section 1.367-3T(g), shareholders of the Company will not recognize any gain or loss (except to the extent of cash received in lieu of fractional shares) as a result of consummation of the Merger.

     Section 7.3 Conditions to Obligations of News Corp. and Merger Sub to Effect the Merger. The obligations of News Corp. and Merger Sub to effect the Merger are subject to the satisfaction of the following conditions, unless waived by News Corp. and Merger Sub:

          (a) The representations and warranties of the Company contained herein, without regard to any Company or Business Unit Material Adverse Effect qualification, shall be true and accurate, except in those instances where the aggregate amount represented by all breaches of such representations and warranties are not likely to result, in a Company Material Adverse Effect, at and as of the Effective Time with the same force and effect as though made at and as of the Effective Time (except to the extent a representation or warranty speaks specifically as of an earlier date); provided, however, that if information which would constitute a breach of the representations and warranties of the Company made in this Agreement is disclosed in the Proxy Statement and has been brought to the attention of the Company and if News Corp. has consented in writing to such disclosure, then News Corp. shall be deemed to have waived this condition to the performance of its obligations hereunder.

          (b) The Company shall have performed, in all material respects, all obligations and complied, in all material respects, with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time.

          (c) The Company shall have delivered to News Corp. a certificate, dated the Effective Time and signed by its Chairman of the Board and Chief Executive Officer or President, evidencing compliance with Sections 7.3(a) and
(b).

          (d) All third-party consents, authorizations and approvals shall have been obtained, except for such consents, authorizations and approvals which, individually or in the aggregate, would not result in a Business Unit Material Adverse Effect.

          (e) All necessary regulatory and governmental approvals, consents and waivers (other than the approval of the FCC with respect to the transactions contemplated by the Transfer Agreement, the ASX Waiver and, if the ASX Waiver is not granted, the Shareholder Ratification) shall have been obtained.

          (f) News Corp. shall have received the legal opinion of Crouch & Hallett, LLP, in form and substance reasonably acceptable to News Corp. and its counsel.

                                 ARTICLE VIII

                   TERMINATION, WAIVER, AMENDMENT AND CLOSING

     Section 8.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by the mutual consent of News Corp. and the Company.

     Section 8.2 Termination by either News Corp. or the Company. This Agreement may be terminated and the Merger may be abandoned by either News Corp. or the Company if (i) the Effective Time shall not have occurred by the Outside Date; provided, however, that News Corp. shall not have the right to terminate this Agreement if the Effective Time shall not have occurred solely as a result of the failure to obtain the FCC approval for the transactions contemplated by the Transfer Agreement, the ASX Waiver or, if the ASX Waiver is not granted, the Shareholder Ratification, (ii) any court of competent jurisdiction in the United States or any other jurisdiction shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the Merger and such order, judgment or decree shall have become final and nonappealable or (iii) the Company Stockholder Approval is not obtained at the Company Meeting; provided, however, that the right to terminate this Agreement pursuant to clause (i) shall not be available to any party whose failure to fulfill any obligation under the Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date.

     Section 8.3 Termination by News Corp. This Agreement may be terminated and the Merger may be abandoned by News Corp. (i) at any time prior to 5:00 p.m. New York City time on Friday, March 21, 1997 if the due diligence review of Actmedia, Inc. and its Subsidiaries (collectively, "Actmedia") conducted by News Corp. shall have revealed matters which (A) are reasonably likely to have a material adverse effect on any of Actmedia's material product lines, (B) are inconsistent in any material respect with Actmedia's 1997 business plan, previously furnished to News Corp., or (C) indicate, in News Corp.'s reasonable judgment, that the material assumptions underlying Actmedia's 1997 business plan are not reasonable and (ii) at any time prior to the Effective Time if (A) there has been a material breach by the Company of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within ten Business Days following receipt by the Company of notice of such breach from News Corp.; provided, however, that the right to terminate this Agreement pursuant to this Section 8.3(ii)(A) shall not be available to News Corp. if News Corp., at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement, or (B) the Board of Directors of the Company shall have withdrawn, rescinded or modified in a manner adverse to News Corp. or Merger Sub its approval or recommendation of this Agreement or the Merger or the Board of Directors of the Company, upon reasonable request by News Corp., shall fail to reaffirm such approval or recommendation, or shall have resolved to do any of the foregoing.

     Section 8.4 Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by the Company (i) if there has been a material breach by News Corp. or Merger Sub of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within ten Business Days following receipt by News Corp. of notice of such breach from the Company; provided, however, that the right to terminate this Agreement pursuant to this
Section 8.4(i) shall not be available to the Company if the Company, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement, or (ii) prior to a vote of the Company's stockholders approving the Merger, if the Board of Directors of the Company receives an unsolicited written offer with respect to an Acquisition Proposal, and the Board of Directors of the Company, in consultation with its investment bankers, determines that such transaction is more favorable to the stockholders of the Company than the Transactions and that, consistent with its fiduciary duties as advised by counsel, it is required to approve, accept or recommend such transaction, but only after giving News Corp. at least three Business Days' notice of its intent to terminate this Agreement pursuant to this Section 8.4(ii) (describing in reasonable detail the transaction being considered, the terms thereof and the parties thereto).

     Section 8.5   Effect of Termination and Abandonment.

          (a) In the event of termination of this Agreement and abandonment of the Merger pursuant to this Article VIII, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except as provided in Section 8.5(b) below and except that nothing herein will relieve any party from liability for any breach of this Agreement. Without limiting the generality of the foregoing, if the Effective Time shall not have occurred by the Outside Date as a result of the failure to obtain FCC approval for the transactions contemplated by the Transfer Agreement, the ASX Waiver, or, if the ASX Waiver is not granted, the Shareholder Ratification, the Agreement shall remain in effect until terminated by the Company, which shall be the sole remedy of the Company in such event.

          (b) If the Company shall have terminated this Agreement pursuant to
Section 8.4(ii) or News Corp. shall have terminated this Agreement pursuant to
Section 8.3(ii) (but, in the case of Section 8.3(ii)(A), only if the Company has willfully or intentionally made a material breach of any representation, warranty or agreement for the purpose of avoiding payment of the Termination Fee (as hereinafter defined), which breach has not been cured within ten Business Days following receipt by the Company of notice of such breach from News Corp.) the Company, if requested by News Corp., in News Corp.'s sole discretion, shall promptly, but in no event later than two Business Days after the date of such request, (i) pay News Corp. a fee (the "Termination Fee") equal to the sum of
(x) $20,000,000 and (y) all actual and documented out-of-pocket costs and expenses of News Corp. and Merger Sub (up to a maximum of $5,000,000) incurred in connection with this Agreement and the consummation and negotiation of the Transactions, including, without limitation, legal, professional and service fees and expenses, which amount shall be payable in same day funds. The Company acknowledges that the agreements contained in this Section 8.5(b) are an integral part of the Transactions, and that, without these agreements, News Corp. and Merger Sub would not enter into this Agreement; accordingly, if the Company fails to comply with this Section 8.5(b), and, in order to obtain such compliance or damages in lieu thereof, News Corp. or Merger Sub commences a suit which results in a judgment against the Company for the Termination Fee, the Company shall pay to News Corp. its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the Termination Fee, from the date such payment was required to be made under this Section 8.5(b) to the date of payment, at the rate of nine percent (9%) per annum.

     Section 8.6 Amendment or Supplement. At any time before or after approval of this Agreement by the stockholders of the Company and prior to the Effective Time, this Agreement may be amended or supplemented in writing by the Company, News Corp. and Merger Sub with respect to any of the terms contained in this Agreement, except that following approval by the stockholders of the Company there shall be no amendment or supplement which by law requires further approval by such stockholders without further approval by the stockholders of the Company.

     Section 8.7 Extension of Time, Waiver, Etc. At any time prior to the Effective Time, the Company and News Corp. may:

          (a) extend the time for the performance of any of the obligations or acts of the other party;

          (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto; or

          (c) waive compliance with any of the agreements or conditions of the other party contained herein; provided, however, that the Company may not waive the condition set forth in Section 7.2(d); and provided, further, that no failure or delay by the Company or News Corp. in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder.

          Any agreement on the part of a party hereto to any extension or waiver contemplated by this Section 8.7 shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX

                                INDEMNIFICATION

     Section 9.1 The Merger. In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any of the present or former officers or directors (the "Managers") of the Company or any of the Company Subsidiaries is, or is threatened to be, made a party by reason of the fact that he or she is or was a stockholder, director, officer, employee or agent of the Company or any of the Company Subsidiaries, or is or was serving at the request of the Company or any of the Company Subsidiaries as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether before or after the Effective Time, the Company shall indemnify and hold harmless, and from and after the Effective Time each of the Surviving Corporation and News Corp. shall indemnify and hold harmless, as and to the fullest extent permitted by applicable law (including by advancing reasonable expenses promptly as reasonable statements therefor are received), each such Manager against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys' fees of attorneys designated after the Effective Time by News Corp. in the absence of conflict), judgments, fines and amounts paid in settlement in connection with any such claim, action, suit, proceeding or investigation, and in the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective
Time), (i) if the Company (prior to the Effective Time) or News Corp. or the Surviving Corporation (after the Effective Time) have not promptly assumed the defense of such matter, the Managers may retain counsel satisfactory to them, and the Company, or the Surviving Corporation and News Corp. after the Effective Time, shall pay all reasonable fees and expenses of such counsel for the Managers promptly, as reasonable statements therefor are received, and (ii) the Company, or the Surviving Corporation and News Corp. after the Effective Time, will use their respective best efforts to assist in the defense of any such matter; provided, however, that neither the Company nor the Surviving Corporation or News Corp. shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld); and provided, further, that the Surviving Corporation and News Corp. shall have no obligation under the foregoing provisions of this Section 9.1 to any Manager when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification of such manager in the manner contemplated hereby is prohibited by applicable law. Upon the finality of any such determination that the Surviving Corporation or News Corp. is not liable for any such indemnification claims, the Manager will reimburse News Corp. and the Surviving Corporation for any reasonable fees, expenses and costs incurred by News Corp. or the Surviving Corporation in connection with the defense of such claims. Any Manager wishing to claim indemnification under this Section 9.1, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Company and, after the Effective Time, the Surviving Corporation and News Corp, thereof (provided that the failure to give such notice shall not affect any obligations hereunder, except to the extent that the indemnifying party is actually and materially prejudiced thereby). News Corp. and the Company agree that all rights to indemnification existing in favor of the Managers, as provided in the Certification of Incorporation or Bylaws of the Company as in effect as of the date hereof, and in any agreement between the Company and any Manager with respect to matters occurring prior to the Effective Time, shall survive the Merger to the extent permitted by applicable law. The Surviving Corporation and News Corp. further covenant not to amend or repeal any provisions of the Certification of Incorporation or Bylaws of the Company in any manner which would adversely affect the indemnification or exculpatory provisions contained therein. The provisions of this Section 9.1 are intended to be for the benefit of, and shall be enforceable by, each indemnified party and his or her heirs and representatives.

     Section 9.2 Directors' and Officers' Insurance. For six years from the Effective Time, the Surviving Corporation shall either (x) maintain in effect the Company's current directors' and officers' liability insurance covering those Managers who are currently covered on the date of this Agreement by the Company's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to News Corp.); provided, however, that the Surviving Corporation may substitute for such Company policies, policies with at least the same coverage containing terms and conditions which are no less advantageous to the Manager; and provided, further, that said substitution does not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time or (y) to the extent applicable, cause the News Corp.'s directors' and officers' liability insurance policy with respect to those matters covered by the Company's directors' and officers' liability insurance policy. The provisions of this Section 9.2 are intended to be for the benefit of, and shall be enforceable by, each Manager and his or her heirs and representatives.

                                   ARTICLE X

                                 MISCELLANEOUS

     Section 10.1 No Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger or the termination of this Agreement pursuant to Article VIII. All of the covenants and agreements in this Agreement shall survive the Merger indefinitely. Except for the covenants and agreements contained in Sections 6.3 and 6.6 and this Article X, none of the covenants and agreements contained in this Agreement shall survive the termination of this Agreement pursuant to Article VIII.

     Section 10.2 Expenses. Except as provided in Section 8.5 hereof, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, except that the expenses incurred in connection with the preparation and printing of the Proxy Statement/Prospectus shall be paid in equal shares by the Company and News Corp. (other than attorneys' and accountants' fees, which shall be borne by the party incurring them).

     Section 10.3 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered the same agreement.

     Section 10.4 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. News Corp. hereby appoints News America Publishing Incorporated, 1211 Avenue of the Americas, New York, New York 10036, Attention: Arthur M. Siskind, as its authorized agent (the "Authorized Agent") upon which process may be served in any such action arising out of or based upon this Agreement or the Transactions that may be instituted in any Court by any party hereto and expressly consents to the jurisdiction of any such Court, but only in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. News Corp. represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and News Corp. agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. If the Authorized Agent shall cease to act as News Corp.'s agent for service of process, News Corp. shall appoint without delay another such agent and notify the Company of such appointment. With respect to any such action in the Courts, service of process upon the Authorized Agent and written notice of such service to News Corp. shall be deemed, in every respect, effective service of process upon News Corp.

     Section 10.5 Specific Performance. Each of the parties acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

     Section 10.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered by hand, mailed by registered or certified mail (return receipt requested) or sent by prepaid overnight courier (with proof of service) or confirmed facsimile transmission to the parties as follows (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which so hand-delivered, mailed, delivered or sent by confirmed facsimile transmission:

          To the Company:

               Heritage Media Corporation
               13355 Noel Road, Suite 1500
               Dallas, Texas 75240
               Facsimile: (972) 702-7382
               Attn: David N. Walthall

          with a copy (which shall not constitute notice) to:

               Crouch & Hallett, L.L.P.
               717 N. Harwood, 14th Floor
               Dallas, Texas 75201
               Facsimile: (214) 953-3154
               Attn: Bruce H. Hallett, Esq.

          To News Corp. or Merger Sub:

               The News Corporation Limited
               c/o News America Publishing Incorporated
               1211 Avenue of the Americas
               New York, New York 10036
               Facsimile: (212) 768-2029
               Attn: Arthur M. Siskind, Esq.

          with a copy (which shall not constitute notice) to:

               Squadron, Ellenoff, Plesent & Sheinfeld, LLP
               551 Fifth Avenue
               New York, New York 10176
               Facsimile: (212) 697-6686
               Attn: Joel I. Papernik, Esq.

     Section 10.7   Miscellaneous.  This Agreement:

          (a) together with the Exhibits and the Schedules, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof, including without limitation the Confidentiality Agreement between the Company and News Corp., dated as of January 27, 1997;

          (b) is not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder or by reason hereof, except as provided in Article IX hereof; and,

          (c) shall not, nor shall any of the rights or interests hereunder, be assigned by any party hereto or assignable by operation of law or otherwise without the prior written consent of the other parties; provided, however, that News Corp. may assign its rights under this Agreement to any News Corp. Subsidiary so long as News Corp. remains responsible for all of its obligations hereunder.

     Section 10.8 Headings. The headings contained in this Agreement are for reference purposes and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 10.9 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

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

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.


                                      HERITAGE MEDIA CORPORATION


                                      By:
                                          --------------------------------
                                          Name:
                                          Title:



                                      THE NEWS CORPORATION LIMITED


                                      By:
                                          --------------------------------
                                          Arthur M. Siskind
                                          Director



                                      HMC ACQUISITION CORP.


                                      By:
                                          --------------------------------
                                          Name:
                                          Title:

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